Exhibit 99.3

ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

AMENDMENT NO. 1 TO
10% GUARANTEED SECURED PROMISSORY NOTE



As of July 24, 2001


	This Amendment No. 1 amends the 10% Guaranteed Secured
Promissory Note No. 10R- 	 (hereinafter referred to as the
"Original Note") issued by Electronic Retailing Systems International, Inc., a Delaware corporation (hereinafter referred to as the "Maker"), as follows (and has been consented to by the Required Holders [as defined in the Original Note]; capitalized terms utilized herein and not otherwise defined herein shall have the meanings assigned to them in the Original
Note):

(i) Sections 6.2, 6.3 and 6.4 of the Original Note are deleted in their entirety;

(ii) all references to each of the Guaranty Agreement, the Subsidiary Guarantor, the Security Agreement and any
Collateral Event of Default contained in Sections 8.1 and 8.2 of the Original Note shall be deleted;

(iii) a reference to ", unless the holder or holders thereof shall have waived such default after its occurrence" shall be added to Paragraph (f) of Section 8.1 thereof after the first reference therein to "Additional Notes";

(iv) the text following the caption of Section 16 of the Original Note shall be deleted in its entirety and the phrase "Notwithstanding any other provision contained in this Note or elsewhere, this Note shall not be guaranteed pursuant to the Guaranty Agreement nor secured by the provisions of the Security Agreement."
inserted in lieu thereof; and

(v) so as to confirm that each Supplemental Note referenced under the Original Note shall be substantially in the form of the underlying note, as amended hereby;

and any signature in the name and on behalf of the Maker (or any attestation thereof) on any Supplemental Note, or any Note delivered in exchange for or in replacement of this Note or on any amendment or supplement thereto, may be affixed by the Maker in facsimile form (provided the corporate seal of the Maker is impressed thereon).


	IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 as of the date first-above written.

						ELECTRONIC RETAILING SYSTEMS
						  INTERNATIONAL, INC.



						By




Corp\ers\amendmnt\no. 1 to guaranteed note 8k